UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2008
SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33350 (Commission File No.)	52-2289365 (IRS Employer Identification No.)

9770 Patuxent Woods Drive Columbia, Maryland 21046 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 410-290-1616
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of E. Wayne Jackson III as Chief Executive Officer
     In connection with the appointment of John C. Burris as the Chief Executive Officer of Sourcefire, Inc. (the “Company”) as described in Item 5.02(c) below, effective as of July 14, 2008, E. Wayne Jackson III, the current Chief Executive Officer of the Company, will cease serving as Chief Executive Officer.
(c) Appointment of John C. Burris as Chief Executive Officer
     On June 16, 2008, the Company announced the appointment of John C. Burris as the Company’s Chief Executive Officer, such appointment to be effective as of July 14, 2008. There is no arrangement or understanding between Mr. Burris and any other person pursuant to which he was selected as an executive officer, and there is no family relationship between Mr. Burris and any of the Company’s directors or other executive officers. Additional information about Mr. Burris is set forth below:
     Mr. Burris, age 53, has served as a director of the Company since March 2008. He has served as Senior Vice President, Worldwide Sales and Services of Citrix Systems, Inc., a publicly traded information technology company specializing in application delivery infrastructure, from January 2001 to June 2008. From July 1999 to January 2001, Mr. Burris served as Senior Vice President, Services of Citrix Systems. Prior to joining Citrix Systems, Mr. Burris was employed by Lucent Technologies, a publicly traded communications networks company, from 1994 to 1999 as Vice President and General Manager of the Gulf States region. Prior to 1994, Mr. Burris was employed in various customer service capacities for AT&T Corp., including a term as managing director for AT&T’s Asia/Pacific region. He holds a bachelor’s degree in management from Marshall University.
     In connection with Mr. Burris’s appointment as the Company’s Chief Executive Officer, the Company and Mr. Burris entered into an employment agreement to become effective as of July 14, 2008. The description of Mr. Burris’s employment arrangement set forth in Item 5.02(e) below is incorporated herein by reference.
(e) Employment Agreement with John C. Burris
     In connection with his appointment, the Company has entered into an employment agreement with Mr. Burris, which agreement has an effective date of July 14, 2008. In connection with the execution of the employment agreement, Mr. Burris is to receive a signing bonus of $25,000 upon commencement of employment. The employment agreement has an indefinite term, unless earlier terminated by the Company or Mr. Burris.
     Mr. Burris’s base salary under the employment agreement is initially $400,000 per year, subject to increase but not decrease, in the discretion of the Board of Directors. Mr. Burris is eligible for a target bonus each fiscal year in an amount up to 100% of his annual base salary, in accordance with the Company’s annual incentive compensation plan for its executive officers (the “AIP”). In the sole discretion of the Compensation Committee of the Board of Directors, Mr. Burris may be entitled to an annual performance bonus in excess of his target bonus pursuant to the AIP.
     For 2008, all of Mr. Burris’s target bonus under the AIP will be based upon the Company’s achievement of its annual revenue target as set forth in its 2008 operating plan. The target annual bonus will be paid based upon revenue milestones as follows (with intermediate percentages of achievement interpolated linearly):
•	In the event that the Company achieves revenues of at least 90% of the revenues contemplated by the Company’s 2008 operating plan, Mr. Burris will receive a cash bonus equal to 25% of the target bonus;
•	In the event that the Company achieves revenues of at least 100% of the revenues contemplated by the Company’s 2008 operating plan, Mr. Burris will receive a cash bonus equal to 100% of the target bonus; and
•	In the event that the Company achieves revenues of at least 120% of the revenues contemplated by the Company’s 2008 operating plan, Mr. Burris will receive a cash bonus equal to 150% of the target bonus.
     In the discretion of the Compensation Committee, any bonus payable to Mr. Burris under the AIP for 2008 may be prorated to reflect Mr. Burris’s employment for less than a full year.
     Subject to the approval of the Compensation Committee, Mr. Burris will receive a non-qualified stock option under the Company’s 2007 Stock Incentive Plan exercisable for 495,000 shares of Common Stock (the “Initial Time-Based Option”). The Initial Time-Based Option will have a term of 10 years from the date of grant and will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The Initial Time-Based Option will vest over a period of four years, with 25% of the shares underlying the option vesting on the first anniversary of the date of grant and the remainder vesting in 36 equal monthly installments thereafter.
     Subject to the approval of the Compensation Committee, Mr. Burris will receive an additional non-qualified stock option under the Company’s 2007 Stock Incentive Plan exercisable for 99,924 shares of Common Stock (the “Initial Performance-Based Option”). The Initial Performance-Based Option will have a term of 10 years from the date of grant and will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. Of the shares exercisable under the Initial Performance-Based Option, (a) 25,980 shares underlying the option will vest in the event that the stock price of the Company’s common stock equals or exceeds $12.00 for a period of 10 consecutive trading days before the third anniversary of the commencement of Mr. Burris’s employment; (b) 37,971 shares underlying the option will vest in the event that the stock price of the Company’s common stock equals or exceeds $16.00 for a period of 10 consecutive trading days before the fourth anniversary of the commencement of Mr. Burris’s employment; and (c) 35,973 shares underlying the option will vest in the event that the stock price of the Company’s common stock equals or exceeds $20.00 for a period of 10 consecutive trading days before the fifth anniversary of the commencement of Mr. Burris’s employment.
     Subject to the approval of the Compensation Committee, Mr. Burris will be awarded 50,000 shares of restricted stock, subject to Mr. Burris’s execution of a restricted stock award agreement and the payment of a purchase price equal to $0.001 per share (the “Initial Time-Based Restricted Stock Award”). The shares underlying the Initial Time-Based Restricted Stock Award will vest in four equal annual installments beginning on the first anniversary of the commencement of Mr. Burris’s employment, subject to his continuous service with the Company as of the applicable vesting date.
     Beginning with the 2010 fiscal year, Mr. Burris will be eligible to participate under the Company’s equity incentive plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.
     Mr. Burris is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company. In addition, the Company has agreed to use commercially reasonable efforts to increase Mr. Burris’s coverage under the Company’s long-term disability plan to a non-taxable monthly benefit of $28,000, subject to certain maximums on premiums payable. In addition, the Company has agreed to adopt an arrangement providing for life insurance benefits payable to Mr. Burris’s estate in an amount equal to five times Mr. Burris’s annual compensation other than equity compensation awards.
     The Company has also agreed to pay $60,000 to Mr. Burris to offset anticipated costs in connection with Mr. Burris’s relocation of his primary residence to within sixty (60) miles of the Company’s executive offices located in Columbia, Maryland. If Mr. Burris is unable to sell his current principal residence within three months of the commencement of his employment without incurring a substantial loss, then upon approval by the Compensation Committee, the Company shall provide Mr. Burris, at its expense, with a short-term corporate apartment until such time as he is able to sell his current principal residence, for up to one year. In addition, the Company shall provide to Mr. Burris a payment of up to 50% of the selling costs of his current principal residence, not to exceed $100,000. If Mr. Burris terminates his employment without Good Reason or if he is terminated for Cause, in each case as defined in the employment agreement, before the fourth anniversary of the commencement of his employment, then Mr. Burris will be obligated to repay to the Company a prorated portion of this payment for selling costs.
     In the event that Mr. Burris’s employment is terminated by the Company without Cause or by Mr. Burris for Good Reason, in each case as defined in the employment agreement, other than during the period beginning one month prior to and ending 13 months following a Change in Control, as defined in the employment agreement, then, subject to Mr. Burris entering into and not revoking a release in the form attached to the employment agreement, Mr. Burris will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of 12 months; (ii) any earned but unpaid target bonus under the AIP; (iii) continued participation in the Company’s health plan, or coverage at comparable cost, for 12 months at the Company’s expense and continuation coverage under COBRA thereafter; (iv) acceleration of vesting of the Initial Time-Based Option by the lesser of (A) the unvested portion thereof or (B) 123,750 shares (25% of the number of shares initially exercisable under the Initial Time-Based Option); and (v) acceleration of vesting of the Initial Time-Based Restricted Stock Award by the lesser of (A) the unvested portion thereof or (B) 12,500 shares (25% of the number of shares initially awarded pursuant to the Initial Time-Based Restricted Stock Award). The amounts payable as described in this paragraph will be reduced by the present value of any other severance or termination benefits payable under any other plan, program or arrangement of the Company.
     In the event that Mr. Burris’s employment is terminated by the Company without Cause or by Mr. Burris for Good Reason during the period beginning one month prior to and ending 13 months following the consummation of a Change in Control, then, subject to Mr. Burris entering into and not revoking a release in the form attached to the employment agreement, Mr. Burris will be entitled to receive: (i) lump-sum severance payment equal to his then applicable base salary and target bonus; (ii) any earned but unpaid target bonus under the AIP; (iii) continued participation in the Company’s health plan, or coverage at comparable cost, for 12 months at the Company’s expense and continuation coverage under COBRA thereafter; and (iv) full acceleration of vesting of the Initial Time-Based Option and the Initial Time-Based Restricted Stock Award. The amounts payable as described in this paragraph will be reduced by the present value of any other severance or termination benefits payable under any other plan, program or arrangement of the Company.
     The foregoing description of Mr. Burris’s employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

     Following his appointment as Chief Executive Officer, Mr. Burris will continue as a member of the Board of Directors of the Company, although he is expected to resign from the Compensation Committee of the Board of Directors. After becoming an executive officer of the Company, Mr. Burris will no longer be separately compensated for his service as a director under the Company’s director compensation policy. Mr. Burris will retain all equity awards previously granted in connection with his appointment as a director of the Company, which awards will continue to vest in accordance with their original terms.

Item 7.01.	Regulation FD Disclosure.
     On June 16, 2008, the Company issued a press release announcing the appointment of Mr. Burris as the Chief Executive Officer of the Company. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description

99.1	Press Release, dated June 16, 2008, “Sourcefire Names John C. Burris Chief Executive Officer.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2008	Sourcefire, Inc.

	By:	/s/ Douglas W. McNitt

Douglas W. McNitt
Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press Release, dated June 16, 2008, “Sourcefire Names John C. Burris Chief Executive Officer.”

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